Exhibit 99.1
2009-4

Contact:                R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON FOURTH QUARTER EARNINGS TOTAL $0.75 PER SHARE, EXCLUDING NON-CASH CHARGE OF $0.08 PER SHARE RELATED TO PENSION PLAN TERMINATION

•	Quarter’s earnings per share total $0.67, including charge, versus $0.54, including charges and tax gain, in fourth quarter of 2007
•	2008 earnings per share total $2.60, compared with $2.16 in 2007; excluding unusual items, $2.68 vs. $2.11
•	2009 earnings per share expected to be in range of $1.75 to $2.00

HOUSTON (February 3, 2009) – Cameron (NYSE: CAM) reported net income of $149.1 million, or $0.67 per diluted share, for the quarter ended December 31, 2008, compared with net income in the prior year’s fourth quarter of $125.9 million, or $0.54 per diluted share. The fourth quarter 2008 results include a non-cash, after-tax charge of $16.5 million, or $0.08 per diluted share, associated with the previously announced termination of the Company’s U.S. pension plans.  The fourth quarter 2007 results included a non-cash, after-tax charge of $22.1 million, or $0.10 per share, associated with the pension plan termination, as well as a reduction in income tax expense of $7.1 million, or $0.03 per share, related to certain tax gains.  Excluding the above items, the Company’s earnings per diluted share were $0.75 for the fourth quarter of 2008, up from $0.61 for the fourth quarter of 2007.
Revenues up 13 percent for quarter, 25 percent for year
Revenues for the fourth quarter of 2008 were $1.52 billion, up 13 percent from the prior year and one percent sequentially.  Revenues for the year were a record $5.85 billion, up 25 percent from 2007’s record $4.67 billion.  Net income per diluted share for 2008 was $2.60, compared to $2.16 for 2007; excluding unusual items, earnings per diluted share were $2.68 for 2008 and $2.11 for 2007.

Cameron President and Chief Executive Officer Jack B. Moore said that the Company’s record results reflect a solid performance by Cameron’s employees across all business lines, even given the slowdown in activity experienced in the last several months of the year.  “We entered 2008 expecting our greatest challenge to be delivering on the record backlogs in our businesses,” Moore said.  “Our people fulfilled our expectations on that front, and have performed well in dealing with the slowdown we are now seeing.”
Orders, backlog reflect fourth quarter weakness in markets
Orders booked in 2008’s fourth quarter totaled $1.17 billion, down from the $1.49 billion of a year ago, due to declines in Drilling & Production Systems (DPS) and Compression Systems, although Valves & Measurement’s (V&M) fourth quarter orders were up from the prior year.
Orders for the full year were a record $7.54 billion, up 40 percent from 2007’s $5.38 billion, as DPS’s orders were up by more than 50 percent for the year.  Moore noted that the order gains were driven by several large subsea projects and several sizable drilling bookings.  “The Company’s market share of orders in these businesses confirms Cameron’s role as a leading provider of expertise and technology for complex subsea installations and blowout preventers and controls for deepwater applications,” he said.
Total backlog at year-end was $5.61 billion, up 31 percent from the $4.27 billion of a year ago, but down nine percent from the record $6.15 billion backlog at the end of the third quarter of 2008.  “As in recent years, but even more importantly, in a market like today’s, these backlog levels provide a meaningful degree of visibility to our results and allow us to more effectively manage our capacity utilization in our manufacturing and service facilities,” Moore said.
Cash flow remains healthy, supports variety of uses
Moore said that Cameron’s cash flow from operations totaled nearly $988 million in 2008, compared with $452 million in 2007.  “We reinvested approximately $272 million in capital expenditures during the year, with much of that aimed at lowering costs and improving efficiency in our facilities, and spent nearly $192 million—the most since 2005—on several acquisitions across our product lines,” Moore said.  “We also spent nearly $280 million on share repurchases in 2008, including fourth quarter purchases of 2.7 million shares of our common stock at an average price of approximately $22.57 per share.”
Moore said that he expects cash flow in 2009 to once again be more than adequate to fund the Company’s needs. “We expect to spend approximately $200 million on capital expenditures this year,” he noted, “including about $100 million to complete the expansion of the Malaysian subsea facility and the new Romanian surface plant.”

2009 earnings to decline in face of difficult markets, lower customer spending
Moore said Cameron currently expects its 2009 earnings to be in the range of $1.75 to $2.00 per diluted share, depending on a variety of factors.  “While our year-end backlog provides a measure of visibility toward a base level of revenues and earnings, there are several issues that are likely to affect results for our businesses,” he said.  “These include the level and timing of customer spending, which will be affected by oil and gas prices, cash flow and credit access; the balance between pricing pressure from customers and competitors and our success in reducing our own raw material and overhead costs; and our ability to efficiently execute on the backlogs in each of our businesses.”
Moore said Cameron’s first quarter 2009 earnings are expected to be approximately $0.59 to $0.62 per diluted share, with the primary factors being execution, pricing and cost impacts, and the level of shorter-cycle business that customers choose to pursue in the near term.
“While 2009 will be a challenging year across all of our business lines,” he said, “Cameron is stronger than we have ever been when entering a down-cycle.  Our combination of short- and long-cycle businesses, record backlog, strong cash position, cash generation capability and disciplined approach to capital allocation will allow us to take advantage of opportunities during this downturn, maintain our leadership positions and emerge as an even better competitor in our markets.”
Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.
###

Website: www.c-a-m.com

In addition to the historical data contained herein, this document includes forward-looking statements regarding future market strength, customer spending and order levels, revenues and earnings of the Company (including first quarter and full year 2009 earnings per share estimates), as well as expectations regarding equipment deliveries, margins, profitability, the ability to control and reduce raw material, overhead and operating costs, capital spending and cash flow, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The Company’s actual results may differ materially from those described in forward-looking statements.  Such statements are based on current expectations of the Company’s performance and are subject to a variety of factors, some of which are not under the control of the Company, which can affect the Company’s results of operations, liquidity or financial condition.  Such factors may include overall demand for, and pricing of, the Company’s products; the size and timing of orders; the Company’s ability to successfully execute the large subsea and drilling systems projects it has been awarded; the possibility of cancellation of orders in backlog; the Company’s ability to convert backlog into revenues on a timely and profitable basis; the impact of acquisitions the Company has made or may make; changes in the price of (and demand for) oil and gas in both domestic and international markets; raw material costs and availability; political and social issues affecting the countries in which the Company does business; fluctuations in currency markets worldwide; and variations in global economic activity.  In particular, current and projected oil and gas prices historically have generally directly affected customers’ spending levels and their related purchases of the Company’s products and services.  Additionally, changes in oil and gas price expectations may impact the Company’s financial results due to changes in cost structure, staffing or spending levels.
Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company’s future performance.  Additionally, the Company is not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.

Cameron
Unaudited Consolidated Condensed Results of Operations
($ and shares in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenues:
Drilling & Production Systems	$963.1	$856.2	$3,736.7	$2,887.1
Valves & Measurement	378.1	332.9	1,473.3	1,273.7
Compression Systems	183.1	155.0	638.9	505.6
Total revenues	1,524.3	1,344.1	5,848.9	4,666.4

Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below)	1,048.5	946.1	4,127.9	3,242.2
Selling and administrative expenses	183.8	158.5	668.3	577.6
Depreciation and amortization	36.4	28.8	132.1	109.8
Interest income	(5.1)	(7.5)	(27.4)	(30.7)
Interest expense	19.1	5.1	49.7	23.3
Charge for pension plan termination	26.2	35.7	26.2	35.7
Total costs and expenses	1,308.9	1,166.7	4,976.8	3,957.9

Income before income taxes	215.4	177.4	872.1	708.5
Income tax provision	(66.3)	(51.5)	(278.4)	(207.6)
Net income	$149.1	$125.9	$593.7	$500.9

Earnings per common share:
Basic	$0.68	$0.58	$2.73	$2.28
Diluted	$0.67	$0.54	$2.60	$2.16

Shares used in computing earnings per common share:
Basic	218.2	218.8	217.5	219.4
Diluted	221.5	235.0	228.6	231.4

EBITDA:
Drilling & Production Systems	$206.0	$168.3	$710.4	$554.6
Valves & Measurement	88.2	77.9	333.6	298.1
Compression Systems	33.2	30.3	117.3	90.2
Corporate and other [1]	(61.6)	(72.7)	(134.8)	(132.0)
Total	$265.8	$203.8	$1,026.5	$810.9

[1]	Includes charges of $26.2 million and $35.7 million for termination of the U.S. pension plans during the fourth quarter and twelve months of 2008 and 2007, respectively.

Cameron
Consolidated Condensed Balance Sheets
($ millions)

	December 31, 2008	December 31, 2007
	(unaudited)
Assets:
Cash and cash equivalents	$1,621.0	$739.9
Receivables, net	950.4	797.5
Inventories, net	1,336.9	1,413.4
Other	148.1	121.1
Total current assets	4,056.4	3,071.9

Plant and equipment, net	931.7	821.1
Goodwill	709.2	647.8
Other assets	205.1	190.0
Total Assets	$5,902.4	$4,730.8

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$162.1	$8.8
Accounts payable and accrued liabilities	1,854.2	1,677.1
Accrued income taxes	95.5	7.0
Total current liabilities	2,111.8	1,692.9

Long-term debt	1,256.4	745.1
Postretirement benefits other than pensions	7.8	15.8
Deferred income taxes	85.8	68.7
Other long-term liabilities	121.0	113.4
Total liabilities	3,582.8	2,635.9

Stockholders’ Equity:
Common stock, par value $.01 per share, 400,000,000 shares authorized, 236,316,873 shares issued at December 31, 2008 and 232,341,726 shares issued at December 31, 2007	2.4	2.3
Capital in excess of par value	1,188.8	1,160.8
Retained earnings	1,850.7	1,256.8
Accumulated other elements of comprehensive income	(84.2)	101.0
Less: Treasury stock, 19,424,120 shares at December 31, 2008 and 14,332,927 shares at December 31, 2007	(638.1)	(426.0)
Total stockholders’ equity	2,319.6	2,094.9

Total Liabilities and Stockholders’ Equity	$5,902.4	$4,730.8

Cameron
Unaudited Consolidated Condensed Statements Of Cash Flows
($ millions)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$149.1	$125.9	$593.7	$500.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	26.1	21.4	98.7	81.5
Amortization	10.3	7.4	33.4	28.3
Non-cash charge for pension plan termination	26.2	35.7	26.2	35.7
Non-cash stock compensation expense	12.1	11.4	35.6	31.4
Tax benefit of employee stock compensation plan transactions and deferred income taxes	24.0	21.5	9.5	43.4
Changes in assets and liabilities, net of translation, acquisitions and non-cash items:
Receivables	32.5	28.8	(157.9)	(69.2)
Inventories	21.9	18.8	(9.3)	(355.2)
Accounts payable and accrued liabilities	163.0	6.8	279.0	219.5
Other assets and liabilities, net	9.6	6.4	78.6	(64.6)
Net cash provided by operating activities	474.8	284.1	987.5	451.7

Cash flows from investing activities:
Capital expenditures	(111.8)	(84.5)	(272.2)	(245.6)
Acquisitions, net of cash acquired	(94.0)	--	(191.7)	(76.4)
Proceeds from sale of plant and equipment	2.2	4.1	3.9	9.1
Net cash used for investing activities	(203.6)	(80.4)	(460.0)	(312.9)

Cash flows from financing activities:
Short-term loan borrowings (repayments), net	11.1	0.9	31.8	(200.7)
Redemption of convertible debt securities	--	--	(106.9)	--
Issuance of long-term senior notes	--	--	747.9	--
Debt issuance costs	--	--	(5.5)	--
Purchase of treasury stock	(64.1)	(39.8)	(279.4)	(321.9)
Proceeds from stock option exercises	0.6	11.2	17.6	52.8
Excess tax benefits from stock compensation plan transactions	(0.2)	6.4	17.0	28.0
Principal payments on capital leases	(2.3)	(2.7)	(7.4)	(5.3)
Net cash (used for) provided by financing activities	(54.9)	(24.0)	415.1	(447.1)

Effect of translation on cash	(30.8)	(8.3)	(61.5)	14.7

Increase (decrease) in cash and cash equivalents	185.5	171.4	881.1	(293.6)

Cash and cash equivalents, beginning of period	1,435.5	568.5	739.9	1,033.5

Cash and cash equivalents, end of period	$1,621.0	$739.9	$1,621.0	$739.9

Cameron
Orders and Backlog
($ millions)

Orders

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

Drilling & Production Systems	$744.4	$1,070.6	$5,255.4	$3,417.9
Valves & Measurement	312.9	274.0	1,573.5	1,315.5
Compression Systems	115.2	143.2	711.7	648.7
Total	$1,172.5	$1,487.8	$7,540.6	$5,382.1

Backlog

	December 31, 2008	December 31, 2007

Drilling & Production Systems	$4,416.8	$3,203.0
Valves & Measurement	749.2	685.2
Compression Systems	440.5	380.1
Total	$5,606.5	$4,268.3

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions)

	Three Months Ended December 31, 2008
	Drilling & Production Systems	Valves & Measurement	Compression Systems	Corporate		Total

Income (loss) before income taxes	$186.3	$79.7	$29.1	$(79.7	) [1]	$215.4
Depreciation & amortization	19.7	8.5	4.1	4.1		36.4
Interest income	--	--	--	(5.1)		(5.1)
Interest expense	--	--	--	19.1		19.1

EBITDA	$206.0	$88.2	$33.2	$(61.6)		$265.8

[1]	Includes a $26.2 million charge for termination of the U.S. pension plans.

	Three Months Ended December 31, 2007
	Drilling & Production Systems	Valves & Measurement	Compression Systems	Corporate		Total

Income (loss) before income taxes	$153.7	$70.4	$26.7	$(73.4	) [2]	$177.4
Depreciation & amortization	14.6	7.5	3.6	3.1		28.8
Interest income	--	--	--	(7.5)		(7.5)
Interest expense	--	--	--	5.1		5.1

EBITDA	$168.3	$77.9	$30.3	$(72.7)		$203.8

[2]	Includes a $35.7 million charge for termination of the U.S. pension plans.

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions)

	Twelve Months Ended December 31, 2008
	Drilling & Production Systems	Valves & Measurement	Compression Systems	Corporate		Total

Income (loss) before income taxes	$639.9	$301.4	$102.0	$(171.2	) [1]	$872.1
Depreciation & amortization	70.5	32.2	15.3	14.1		132.1
Interest income	--	--	--	(27.4)		(27.4)
Interest expense	--	--	--	49.7		49.7

EBITDA	$710.4	$333.6	$117.3	$(134.8)		$1,026.5

[1]	Includes a $26.2 million charge for termination of the U.S. pension plans.

	Twelve Months Ended December 31, 2007
	Drilling & Production Systems	Valves & Measurement	Compression Systems	Corporate		Total

Income (loss) before income taxes	$498.8	$268.0	$76.5	$(134.8	) [2]	$708.5
Depreciation & amortization	55.8	30.1	13.7	10.2		109.8
Interest income	--	--	--	(30.7)		(30.7)
Interest expense	--	--	--	23.3		23.3

EBITDA	$554.6	$298.1	$90.2	$(132.0)		$810.9

[2]	Includes a $35.7 million charge for termination of the U.S. pension plans.